                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:




[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials


[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           MEGO MORTGAGE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           MEGO MORTGAGE CORPORATION
            1000 PARKWOOD CIRCLE, SUITE 500, ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 8, 1998


                             ---------------------

To the Stockholders of Mego Mortgage Corporation:


     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Mego Mortgage Corporation, a Delaware corporation (the "Company"), will be held at the Company's principal executive offices, 1000 Parkwood Circle, Suite 500, Atlanta, Georgia 30339, on Monday, June 8, 1998, at 10:00 a.m., local time, for the following purposes:


          (1) To elect six members to the Company's Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;


          (2) To consider and vote upon a proposal to approve a transaction or series of transactions to sell a number of shares of Common Stock below the greater of book or market value and a number of shares of Preferred Stock convertible into Common Stock at a conversion price below the greater of book or market value which will likely result in the issuance of shares of Common Stock and Preferred Stock convertible into shares of Common Stock constituting more than 20% of the Company's outstanding Common Stock and will likely result in a change of control of the Company;


          (3) To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 400,000,000 shares;

          (4) To consider and vote upon a proposal to approve the Company's 1997 Stock Option and Stock Appreciation Rights Plan; and

          (5) To consider and take action upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 11, 1998 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. The transfer books of the Company will not be closed.

     Whether or not you expect to be present at the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed pre-addressed envelope. No postage is required if mailed in the United States.

                                          By Order of the Board of Directors

                                          JEFFREY S. MOORE
                                          President and Chief Executive Officer


May 27, 1998


THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                           MEGO MORTGAGE CORPORATION
                        1000 PARKWOOD CIRCLE, SUITE 500
                             ATLANTA, GEORGIA 30339

                             ---------------------

                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mego Mortgage Corporation, a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock" or "Common Shares"), to be voted at the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive offices, 1000 Parkwood Circle, Suite 500, Atlanta, Georgia 30339, on Monday, June 8, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy may revoke it by written notice to the Secretary of the Company at the above address at any time prior to the exercise of such proxy. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the stockholder votes by ballot at the meeting.



     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is May 28, 1998. Stockholders should review the information provided herein in conjunction with the Company's 1997 Annual Report on Form 10-K and Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, which reports accompany this Proxy Statement. The Company's telephone number is (770) 952-6700.


                            PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

          (1) The election of six members to the Company's Board of Directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;


          (2) The proposal to approve a transaction or series of transactions to sell a number of shares of Common Stock below the greater of book or market value and a number of shares of the Company's Preferred Stock, $.01 par value (the "Preferred Stock"), convertible into Common Stock at a conversion price below the greater of book or market value which will likely result in the issuance of shares of Common Stock and Preferred Stock convertible into shares of Common Stock constituting more than 20% of the Company's outstanding Common Stock and will likely result in a change of control of the Company;


          (3) The proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 400,000,000 shares;

          (4) The proposal to approve the Company's 1997 Stock Option and Stock Appreciation Rights Plan (the "1997 Plan"); and

          (5) To transact such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

                               VOTING SECURITIES

     Holders of record of shares of the Company's outstanding Common Stock at the close of business on May 11, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. Each holder of an outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of shares representing a majority vote of the outstanding

Common Stock will constitute a quorum at the Annual Meeting. On May 11, 1998, the Company had issued and outstanding 12,300,000 shares of Common Stock.

     Abstentions will be considered as shares present and entitled to vote at the Annual Meeting for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but will not be counted as votes cast "for" or "against" any matter. Shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. If you do attend the Annual Meeting you may vote by ballot, thereby canceling any proxy previously given.


     If the enclosed proxy is properly signed, dated and returned, the shares represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the shares represented thereby will be voted
(a) FOR the election of the nominees set forth under the caption "Election of Directors" or, if any such nominee should become unable or unwilling to serve as a Director, for such person or persons as shall be designated by the Board of Directors; (b) FOR the proposal to approve a transaction or series of transactions to sell a number of shares of Common Stock below the greater of book or market value and a number of shares of Preferred Stock convertible into Common Stock at a conversion price below the greater of book or market value which will likely result in the issuance of shares of Common Stock and Preferred Stock convertible into shares of Common Stock constituting more than 20% of the Company's outstanding Common Stock and will likely result in a change of control of the Company; (c) FOR the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 400,000,000 shares, and (d) FOR the proposal to approve the 1997 Plan.



     The Company's Directors and executive officers, the Placement Agent (as defined below) and their affiliates, who beneficially own in excess of 50% of the outstanding shares of Common Stock, have expressed their intention to vote such shares in favor of the proposal to approve a transaction or series of transactions to sell a number of shares of Common Stock below the greater of book or market value and a number of shares of Preferred Stock convertible into Common Stock at a conversion price below the greater of book or market value which will likely result in the issuance of shares of Common Stock and Preferred Stock convertible into Common Stock constituting more than 20% of the Company's outstanding Common Stock and will likely result in a change in control of the Company.


                             ELECTION OF DIRECTORS

     The Company's Board of Directors has set at six the number of Directors constituting the Board. Accordingly, at the Annual Meeting, six Directors will be elected by the stockholders to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Directors will be elected by a plurality vote of the Common Shares represented in person or by proxy at the Annual Meeting. Messrs. Cohen, Moore, Nederlander, Hirsch, Mayerson and Browne (the "Nominees"), each of whom is now a Director, have been nominated to continue to serve as Directors of the Company. When properly signed, dated and returned, the accompanying proxy will be voted "FOR" the election of the Nominees as Directors, unless the proxy contains contrary instructions. Management has no reason to believe that any of the Nominees will not be a candidate or will be unable to serve as a Director if re-elected. However, in the event that any Nominee should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

     Set forth below is certain information with respect to each Nominee:

          Jerome J. Cohen, age 69, has been Chairman of the Board of the Company since April 1995 and served as Chief Executive Officer of the Company from June 1992 until September 2, 1997 and as President from June 1992 until March 1995. Mr. Cohen has been the President and a Director of Mego Financial Corp., the Company's former parent corporation ("Mego Financial"), since January 1988. From April 1992 until June 1997, Mr. Cohen was a director of Atlantic Gulf Communities Inc., formerly known as General Development Corporation, a publicly held company engaged in land development, land sales and utility operations in Florida and Tennessee. Mr. Cohen does not currently serve on a full time basis in his capacities with the Company.

          Jeffrey S. Moore, age 40, has been a Director of the Company since the Company's formation in June 1992 and has served as the President of the Company since April 1995 and Chief Executive Officer since September 2, 1997. From December 1993 to September 1997, Mr. Moore served as the Company's Chief Operating Officer. Prior to being elected President, Mr. Moore served as an Executive Vice President of the Company from June 1992 to March 1995. Mr. Moore was the founder and from August 1984 until March 1992 served as President, Chief Executive Officer and a director of Empire Funding Corp., a privately-held, nationwide consumer finance company specializing in originating, purchasing, selling and servicing home improvement loans insured under the Title I credit insurance program ("Title I Loans") of the Federal Housing Administration (the "FHA") and other home improvement mortgage loans. Mr. Moore serves as a director of the Title One Home Improvement Lenders Association and is a member of its Legislative and Regulatory Affairs Committee.

          Robert Nederlander, age 64, has been a Director of the Company since September 1996. Mr. Nederlander has been the Chairman of the Board and Chief Executive Officer of Mego Financial since January 1988. Mr. Nederlander has been Chairman of the Board of Riddell Sports Inc. since April 1988 and was Riddell Sports Inc.'s Chief Executive Officer from April 1988 through March 1993. From February 1992 until June 1992, Mr. Nederlander was also Riddell Sports Inc.'s interim President and Chief Operating Officer. Since November 1981, Mr. Nederlander has been President and a director of the Nederlander Organization, Inc., owner and operator of one of the world's largest chains of legitimate theaters. He served as the Managing General Partner of the New York Yankees from August 1990 until December 1991, and has been a limited partner since 1973. Since October 1985, Mr. Nederlander has been President of the Nederlander Television and Film Productions, Inc.; Vice Chairman of the Board from February 1988 to early 1993 of Vacation Spa Resorts, Inc., an affiliate of Mego Financial; and Chairman of the Board of Allis-Chalmers Corp. from May 1989 to 1993 and from 1993 to 1996 as Vice Chairman. Mr. Nederlander remains a director of Allis-Chalmers Corp. In 1995, Mr. Nederlander became a director of Hospitality Franchise Systems, Incorporated. In October 1996, Mr. Nederlander became a director of News Communications, Inc., a publisher of community oriented free circulation newspapers. Mr. Nederlander was a senior partner in the law firm of Nederlander, Dodge and Rollins in Detroit, Michigan, from 1960 to 1989.

          Herbert B. Hirsch, age 61, has been a Director of the Company since the Company's formation in June 1992. Mr. Hirsch has been the Senior Vice President, Chief Financial Officer, Treasurer and a Director of Mego Financial since January 1988. Mr. Hirsch served as Vice President and Treasurer of the Company from June 1992 to September 1996.

          Don A. Mayerson, age 70, has been a Director of the Company since the Company's formation in June 1992. Mr. Mayerson has been the Secretary of Mego Financial since January 1988 and the Executive Vice President and General Counsel of Mego Financial since April 1988. Mr. Mayerson served as Vice President, General Counsel and Secretary of the Company from June 1992 to September 1996.

          Spencer I. Browne, age 47, has been a Director of the Company since consummation of the Company's underwritten initial public offering of Common Stock (the "IPO") in November 1996. For more than five years prior to September 1996, Mr. Browne held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and commercial mortgage loan industry. From August 1988 until September 1996, Mr. Browne served as

     President, Chief Executive Officer and a director of Asset Investors Corporation ("AIC"), a New York Stock Exchange ("NYSE") traded company he co-founded in 1986. He also served as President, Chief Executive Officer and a director of Commercial Assets, Inc., an American Stock Exchange traded company affiliated with AIC, from its formation in October 1993 until September 1996. In addition, from June 1990 until March 1996, Mr. Browne served as President and a director of M.D.C. Holdings, Inc., a NYSE traded company and the parent company of a major home builder in Colorado.

     All Directors hold office until the next annual meeting of stockholders of the Company or until their successors have been duly elected and qualified.

     The Company anticipates that investors in the Recapitalization Transactions (as defined below) may have the right to designate for election members of the Company's Board of Directors and may request the resignation of certain of the Company's Directors and/or executive officers.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL NOMINEES NAMED ABOVE FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                    AND COMMITTEES OF THE BOARD OF DIRECTORS

DIRECTORS' FEES

     The Company reimburses all Directors for their expenses in connection with their activities as Directors of the Company. Directors who are compensated as employees or officers of the Company receive no additional compensation for service on the Board of Directors or a committee thereof other than the Chairman who receives an annual fee of $30,000. Members of the Board of Directors who are not employees of the Company receive an annual retainer fee of $30,000 plus $1,500 for chairing a committee or $1,000 for serving as a member of a committee. In addition, each Director receives $1,000 for each Board or committee Meeting (but only $500 for a Committee meeting held on the same day as a Board Meeting). Directors are also reimbursed for their expenses incurred in attending meetings of the Board of Directors and its committees.

CONSULTING AGREEMENTS

     In August 1997, the Company entered into Consulting Agreements (the "Consulting Agreements") with Don A. Mayerson and Herbert B. Hirsch, Directors of the Company (the "Consultants"), which expire August 31, 1999. Pursuant to such Consulting Agreements, Messrs. Mayerson and Hirsch shall receive an annual consulting fee of $250,000 and $150,000, respectively. Each of the Consulting Agreements further provides that the Company will indemnify and hold each of the Consultants harmless, to the extent permitted by law, from any and all costs, expenses or damages incurred by them as a result of any claim, suit, action or judgment arising out of their activities as a consultant to the Company. In the event of a change of control (as defined in the Consulting Agreements) of the Company during the term of the Consulting Agreements, the Company may, in its sole discretion, pay each of the Consultants a lump sum equal to the annual consulting fees such Consultant would have received through August 31, 1999. The Consulting Agreements are not contingent upon such persons remaining as Directors of the Company.

COMMITTEES AND MEETINGS OF THE BOARD

     During fiscal 1997, the Board of Directors held four meetings and took action by unanimous written consent seven times. The work of the Company's Directors is performed not only at meetings of the Board of Directors and its committees, but also in consideration of Company matters and documents, and in numerous communications among Board members and others wholly-apart from meetings. During fiscal 1997, all Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees on which they served.

     The Company has an Audit Committee, Executive Committee, Stock Option Committee, Compensation Committee and Nominating Committee. The following is a brief description of the functions of the Company's committees and the identification of the members thereof:

          Audit Committee. The members of the Audit Committee are Robert Nederlander and Spencer I. Browne. The Audit Committee's functions include recommending to the Board the engagement of the Company's independent certified public accountants, reviewing with the accountants the plan and results of their audit of the Company's financial statements and determining the independence of the accountants. The Audit Committee held two meetings during fiscal 1997.

          Executive Committee. The members of the Executive Committee are Jerome J. Cohen, Jeffrey S. Moore and Robert Nederlander. The Executive Committee has the authority to exercise all of the powers of the Board to the extent permitted by the Delaware General Corporation Law. The Executive Committee held one meeting and took action by unanimous written consent two times during fiscal 1997.

          Stock Option Committee. The sole member of the Stock Option Committee is Spencer I. Browne. The Stock Option Committee has the authority to approve the grant of options under the Company's stock option plans to any employee of the Company who, on the last day of the taxable year of the Company, is (i) the Chief Executive Officer of the Company or who is acting in such capacity, (ii) among the four highest compensated officers of the Company and its affiliates (other than the Chief Executive Officer), or
     (iii) otherwise considered to be a "Covered Employee" within the meaning of
     Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). The Stock Option Committee held two meetings during fiscal 1997.

          Compensation Committee. The members of the Compensation Committee are Robert Nederlander and Spencer I. Browne. The Compensation Committee has the authority to approve the compensation of the Company's executive officers, except to the extent that such compensation is subject to Section 162(m) of the Code. The Compensation Committee held one meeting during fiscal 1997. See "Report on Executive Compensation" set forth below.

          Nominating Committee. The members of the Nominating Committee are Robert Nederlander, Jerome J. Cohen and Don A. Mayerson. The Nominating Committee has the responsibility to recommend the nominees for election as Directors of the Company to the Board of Directors. The Nominating Committee did not meet during fiscal 1997 and held its first meeting in May 1998.

                               SECURITY OWNERSHIP

     The following table sets forth, as of May 8, 1998, information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each of the Named Executive Officers (as defined in "Executive Compensation"), and (iv) all Directors and executive officers of the Company as a group. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                              AMOUNT OF
                                                              BENEFICIAL   PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP    OWNERSHIP
---------------------------------------                       ----------   ----------
Robert Nederlander(2).......................................    674,541        5.5%
Eugene I. Schuster and Growth Realty, Inc. ("GRI")(3).......    920,409        7.5
Jerome J. Cohen(4)..........................................    409,534        3.3
Jeffrey S. Moore(5).........................................     22,542       *
James L. Belter(5)..........................................      6,408       *
Herbert B. Hirsch(6)........................................    803,994        6.5
Don A. Mayerson(7)..........................................    396,392        3.2
Spencer I. Browne(8)........................................      5,000       *
Friedman, Billings, Ramsey Group, Inc.(9)...................  3,705,774       30.1
All executive officers and directors of the Company as a
  group (7 persons)(10).....................................  2,318,411       18.8%

---------------

  *  Less than 1%.
 (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.
 (2) 810 Seventh Avenue, 21st Floor, New York, New York 10019. Does not include 347,600 shares of Common Stock owned by the Robert E. Nederlander Foundation, an entity organized and operated exclusively for charitable purposes (the "Foundation"), of which Mr. Nederlander is President. Mr. Nederlander disclaims beneficial ownership of the shares owned by the Foundation.
 (3) 321 Fisher Building, Detroit, Michigan 48202. Includes (i) 801,409 shares held of record by GRI, a wholly-owned subsidiary of Venture Funding, Ltd. of which Mr. Schuster is a principal shareholder, director and Chief Executive Officer and (ii) 119,000 shares held of record by Growth Realty Holdings, LLC of which GRI, Mr. Schuster and Mr. Schuster's three children are members.
 (4) 1125 N.E. 125th Street, Suite 206, North Miami, Florida 33161. Excludes 52,507 shares of Common Stock owned by Mr. Cohen's spouse and 238,000 shares of Common Stock owned by a trust for the benefit of his children over which Mr. Cohen does not have any investment or voting power, as to which he disclaims beneficial ownership. Also excludes 100,000 shares of Common Stock owned by the Rita and Jerome J. Cohen Foundation, Inc., an entity organized and operated exclusively for charitable purposes (the "Cohen Foundation"), of which Mr. Cohen is President. Mr. Cohen disclaims beneficial ownership of the shares owned by the Cohen Foundation.
 (5) 1000 Parkwood Circle, Suite 500, Atlanta, Georgia 30339.
 (6) 230 East Flamingo Road, Las Vegas, Nevada 89109.
 (7) 1125 N.E. 125th Street, Suite 206, North Miami, Florida 33161.
 (8) 650 South Cherry Street, Suite 420, Denver, Colorado 80222.
 (9) 1001 19th Street North, Arlington, VA 22209. The Company has been advised that Friedman, Billings, Ramsey Group, Inc., through its three wholly-owned subsidiaries, Friedman, Billings, Ramsey & Co., Inc. ("FBR"), Friedman, Billings, Ramsey Investment Management, Inc. ("Investment Management"), and FBR Offshore Management, Inc. ("Offshore Management"), had sole voting and dispositive power with respect to 3,705,774 shares of Common Stock. FBR has advised the Company that, in the ordinary course of business, it actively trades in the Common Stock of the Company for its accounts and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. As of May 1, 1998, FBR owned 2,798,965 shares of Common Stock. Investment Management serves as general partner and discretionary investment manager for FBR Ashton, Limited Partnership ("Ashton") which, as of May 1, 1998, owned 824,187 shares of Common Stock. Offshore Management serves as discretionary manager for FBR Opportunity Fund, Class A Ltd. ("Opportunity Fund") which, as of May 1, 1998, owned 82,622 shares of Common Stock. Each of FBR, Ashton and Opportunity Fund disclaims beneficial ownership of shares of Common Stock owned by the other two entities. In addition, Emanuel J. Friedman, Eric F. Billings and W. Russell Ramsey are each control persons with respect to Friedman, Billings, Ramsey Group, Inc. and are the voting trustees of the Friedman, Billings, Ramsey Group, Inc. Voting Trust, which has sole discretion to vote approximately 89.1% of the voting power of Friedman, Billings, Ramsey Group, Inc.
(10) See Notes (2) and (4)-(8).

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The Company's executive officers and key personnel are as follows:

NAME                                              AGE                  POSITION
------------------------------------------------  --    ---------------------------------------
Jerome J. Cohen.................................  69    Chairman of the Board
Jeffrey S. Moore................................  40    President, Chief Executive Officer and
                                                          Director
James L. Belter.................................  50    Executive Vice President, Chief
                                                        Financial Officer and Treasurer
Robert Bellacosa................................  56    Vice President -- Financial Management
Samuel Schultz..................................  47    Vice President -- Credit Quality
John Kostelich..................................  34    Vice President -- Project Management
Debra C. Turner.................................  37    Vice President -- Administration
Robert H. Chastain..............................  38    Vice President -- Corporate Counsel
Forrest Parker Young, Jr........................  32    Vice President -- Retail Business
                                                          Development
Norman D. Perry.................................  53    Vice President -- Alternative Lending

     James L. Belter has been Executive Vice President of the Company since April 1995 and Chief Financial Officer and Treasurer since September 1996. Prior to being elected Executive Vice President, Mr. Belter served as Senior Vice President of the Company from October 1993 to March 1995. Prior to joining the Company, from May 1989 to September 1993, Mr. Belter served as the President, Chief Operating Officer and a director of Del-Val Capital Corporation, a commercial finance company. From April 1985 to April 1989, Mr. Belter served as Executive Vice President of Security Capital Credit Corporation, a commercial finance company, where he was responsible for the formation of that company's installment receivable lending division. From November 1976 to April 1985, Mr. Belter served as a corporate Vice President of Barclays Business Credit, Inc. where he managed a unit specializing in financing portfolios of consumer contracts including residential second mortgages, home improvement contracts, timeshare and land sales.

     Robert Bellacosa has served as Vice President -- Financial Management since October 1993 and Secretary since September 1996. From May 1989 to October 1993, Mr. Bellacosa served as Senior Vice President of Loan Administration and Financial Management for Del-Val Capital Corp. From May 1985 to May 1989, he served as Vice President of Security Capital Credit Corp. where he was responsible for loan administration of commercial real estate and term receivable lending functions. From 1974 to 1985, he served as Vice President for Aetna Business Credit, Inc. which was purchased by Barclays American Business Credit, Inc. and was responsible for the management of loan administration for special term receivables.

     Samuel Schultz has served as Vice President -- Credit Quality since June 1996 and as Vice President of the Company's Dealer Division Operations from December 1993 until June 1996. Mr. Schultz was a consultant to the Company from June 1993 until December 1993. From September 1990 to June 1993, he served as Vice President of Underwriting for Empire Funding Corp., a nationwide consumer finance company specializing in the purchase of FHA Title I and other home improvement mortgage loans. From February 1988 to September 1990, he served as a Senior Manager for Avco Financial Services. From October 1985 to February 1988, he served as a Department Manager for Associates Financial Services Inc. Prior to 1985, and since 1971, Mr. Schultz's experience includes collections and originations of consumer finance loans for Postal Finance, Turner Mortgage and other consumer finance companies.

     John Kostelich has served as Vice President -- Project Management since June 1996 and is responsible for developing and implementing the Company's policies and procedures for new and diversified loan products. In addition, he is responsible for the Company's Correspondent and Wholesale Operations and Sales Divisions. From June 1995 to June 1996, Mr. Kostelich served as director of Compliance for the Company.

From 1985 to 1995, he served in various positions for ITT Consumer Financial Corporation, including Manager of Quality Control and Correspondent Support Operations, Senior Compliance Officer, Assistant Vice President and Regional Manager and Branch Manager.

     Debra C. Turner has served as Vice President -- Administration since October 1996 and is responsible for the management of quality assurance and policy development and acts as liaison to the President's office. From April 1996 to September 1996, Ms. Turner served as the Southeast Division Operations Manager for Ameriquest Mortgage Corporation where she was responsible for assisting in the establishment and management of branch offices, training all sales and technical staff and acting as liaison between branch and corporate offices. From October 1994 to April 1996, Ms. Turner served as Chase Manhattan Mortgage Corporation's Retail Manager for the State of Georgia where she was responsible for, among other things, establishing and managing branches throughout the State of Georgia. From June 1991 to October 1994, she served as a Vice President for Unity Mortgage Corporation where she was responsible for establishing retail branches throughout the Southeast region and training all sales and technical staff. From September 1990 to June 1991, Ms. Turner served as an Operations Manager for Sears Mortgage Corporation. From April 1984 to September 1990, Ms. Turner served in various capacities for American Residential Mortgage, a.k.a. ICA Mortgage Corp., including Vice President -- National Production and Southeast Division Operations Supervisor.

     Robert H. Chastain has served as Vice President -- Corporate Counsel since June 1997. From November 1993 to June 1997, Mr. Chastain was an attorney with the firm of Aiken & Associates, Atlanta, Georgia. Prior to joining Aiken & Associates, from March 1990 to November 1993, Mr. Chastain was an attorney with the firm of Cashin, Morton & Mullins, Atlanta, Georgia. From February 1984 to September 1988, he served as a law clerk and from October 1988 to March 1990 as an attorney with the firm of McCalla, Raymer, Padrick, Cobb & Nichols, Atlanta, Georgia. Mr. Chastain's legal experience has focused on, among other areas, loan workouts and foreclosures, asset securitizations and REMIC trusts, FHA, FNMA and FHLMC loan servicing, and general corporate and structured business arrangements. Mr. Chastain has been licensed to practice law in the State of Georgia since 1988 and is a member of the Georgia Bar Association.

     Forrest Parkhurst Young, Jr. has served as Vice President -- Retail Business Development since August 1997. From October 1996 to May 1997, Mr. Young served as Vice President Branch Systems of Transamerica Mortgage Company. From August 1989 to October 1996, he served in various managerial capacities with Transamerica Financial Services, including as Business Development Manager.

     Norman D. Perry has served as Vice President -- Alternative Lending since November 1997. From August 1997 until joining the Company, Mr. Perry served as a consultant to the Company's alternative lending division. From September 1996 until August 1997, Mr. Perry served as Executive Vice President and director of National Capital Holdings, Inc. where he was responsible for developing and implementing lending programs and packages and marketing programs, among other things. From July 1993 to September 1996, Mr. Perry founded and served as general sales manager of Industry Mortgage Company, L.P. where he was responsible for the development of correspondent lending, sales and marketing. From March 1990 to June 1993, Mr. Perry served as Regional Vice President of Express Financial Services, Inc. where he was responsible for the development of a title, appraisal and property report, as well as the development of marketing strategies related to such company's products and services.

     The business experience of Messrs. Cohen and Moore appears under the caption "Election of Directors" set forth herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Shares, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Shares. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners have been satisfied.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Relationship with Mego Financial; Spin-Off. The Company was formed in June 1992 as a wholly-owned subsidiary of Mego Financial. In November 1996, the Company consummated the IPO of 2.3 million Common Shares. As a result of the consummation of the IPO, Mego Financial's ownership of the Company was reduced to approximately 81.3% of the outstanding Common Shares. On September 2, 1997, Mego Financial distributed all of its 10.0 million Common Shares of the Company to the shareholders of Mego Financial in a tax-free spin-off (the "Spin-Off").


     Tax Sharing and Indemnity Agreement. For taxable periods up to the date of the Spin-off, the results of operations of the Company are includable in the tax returns filed by Mego Financial's affiliated group for federal income tax purposes. Under a tax allocation and indemnity agreement with Mego Financial currently in effect, the Company records a liability to Mego Financial for federal income taxes calculated on a separate company basis. Under a prior tax sharing arrangement with Mego Financial, the Company recorded a liability to Mego Financial for federal income taxes applied to the Company's financial statement income after giving consideration to applicable income tax law and statutory rates. In addition, both the agreement and the arrangement provide that the Company and Mego Financial each will indemnify the other under certain circumstances. Following the Spin-off, the Company remains liable for any amounts payable to Mego Financial pursuant to the tax sharing agreements in effect prior to the date of the Spin-off. From and after the date of the Spin-off, the Company no longer files consolidated returns with Mego Financial's affiliated group but files separate consolidated returns with the Company's subsidiaries.


     Management Services Agreement with PEC. The Company and Preferred Equities Corporation ("PEC"), a wholly-owned subsidiary of Mego Financial, were parties to a management services arrangement (the "Management Arrangement") pursuant to which certain executive, accounting, legal, management information, data processing, human resources, advertising and promotional personnel of PEC provided services to the Company on an as needed basis. The Management Arrangement provided for the payment by the Company of a management fee to PEC in an amount equal to the direct and indirect expenses of PEC related to the services rendered by its employees to the Company, including an allocable portion of the salaries and expenses of such employees based upon the percentage of time such employees spend performing services for the Company. For the years ended August 31, 1995 and 1996, approximately $690,000 and $671,000, respectively, of the salaries and expenses of certain employees of PEC were attributable to and paid by the Company in connection with services rendered by such employees to the Company. In addition, during the years ended August 31, 1995 and 1996, the Company paid PEC for developing certain computer programming, incurring costs of $36,000 and $56,000, respectively.

     The Company entered into a formal management services agreement with PEC (the "Management Agreement"), effective as of September 1, 1996, pursuant to which PEC agreed to provide the following services to the Company for an aggregate annual fee of approximately $967,000 payable monthly: strategic planning, management and tax; accounting and finance; legal; management information systems; insurance management; human resources; and purchasing. Either party has the right to terminate all or any of these services upon 90 days' notice with a corresponding reduction in fees. Such agreement currently remains in effect. Effective January 1, 1998, the annual fee payable to the Company under the Management Agreement was reduced to $528,000, and the services to be provided thereunder were reduced accordingly. PEC has given the Company notice of termination of the Management Agreement.

     Servicing Agreement with PEC. Prior to September 1, 1996, the Company had an arrangement with PEC pursuant to which it paid servicing fees of 50 basis points on the principal balance of loans serviced per year. For the years ended August 31, 1995 and 1996, the Company paid servicing fees to PEC of approximately $232,000 and $709,000, respectively. The Company entered into a servicing agreement with PEC (the "Servicing Agreement"), effective as of September 1, 1996, providing for the payment of servicing fees of 50 basis points on the principal balance of loans serviced per year. For the year ended August 31, 1997, the Company paid servicing fees to PEC of $1.9 million under the Servicing Agreement. Such agreement currently remains in effect. For the years ended August 31, 1995, 1996 and 1997, the Company incurred interest expense in the amount of $85,000, $29,000 and $16,000, respectively, related to fees payable to PEC for these services. The interest rates were based on PEC's average cost of funds and equaled 11.8% in 1995, 10.68% in 1996 and 10.48% in 1997. The Servicing Agreement is also terminable upon 90 days notice by either party. Effective September 1, 1997, the servicing fees were reduced to 40 basis points per year by written agreement. Effective January 1, 1998, the servicing fees were further reduced to 35 basis points per year by written agreement.

     Funding and Guarantees by Mego Financial. In order to fund the Company's past operations and growth, and in conjunction with filing consolidated returns, the Company incurred intercompany debt to Mego Financial. As of August 31, 1995, 1996 and 1997, the amount of intercompany debt owed to Mego Financial was $8.5 million, $12.0 million and $9.7 million, respectively. Prior to the IPO, Mego Financial had guaranteed the Company's obligations under the Company's credit agreements and an office lease. The guarantees of the Company's credit agreements were released upon consummation of the IPO. The Company did not pay any compensation to Mego Financial for such guarantees.

     In October 1996, the Company entered into an agreement with a financial institution, providing for the purchase by the financial institution of $2.0 billion of loans over a five year period. Pursuant to the agreement, Mego Financial issued to the financial institution four-year warrants to purchase 1.0 million shares of Mego Financial's common stock. The value of the warrants, estimated at $3.0 million (0.15% of the commitment amount) as of the commitment date (the "Warrant Value") plus a $150,000 fee, are being amortized as the commitment for the purchase of loans is utilized. The Company has agreed to pay Mego Financial the Warrant Value as it is amortized as described below. As of November 30, 1997, $1.0 million of the Warrant Value and such fee had been amortized.

     On August 29, 1997, the Company and Mego Financial entered into an agreement (the "Payment Agreement") with respect to the Company's repayment after the Spin-off of (i) a portion of the debt owed by the Company to Mego Financial as of May 31, 1997 aggregating approximately $3.4 million (the "May Amounts") and (ii) debt owed by the Company to Mego Financial as of August 31, 1997 in addition to the May Amounts (the "Excess Amounts"). The May Amounts consist of a portion of the debt owed by the Company to Mego Financial as of May 31, 1997 in respect of funds advanced by Mego Financial to the Company through such date, the portion of the Warrant Value amortized through such date and amounts owed under the tax allocation and indemnification agreement between Mego Financial and the Company as of such date. The Excess Amounts consist of funds advanced by Mego Financial to the Company during the period commencing June 1, 1997 and ending August 31, 1997 (the "Excess Period"), the portion of the Warrant Value amortized during the Excess Period and amounts accrued under the tax allocation and indemnification agreement during the Excess Period. Pursuant to the Payment Agreement, the Company agreed to repay the May Amounts upon the earlier to occur of (i) the first consummation after the date of the agreement of a public or private debt or equity transaction by the Company of at least $25.0 million in amount or (ii) August 31, 1998. In accordance with the Payment Agreement, $3.9 million was paid upon consummation of the Company's private placement of $40.0 million in principal amount of its 12 1/2% Senior Subordinated Notes due 2001 in October 1997. The Company further agreed to repay the Excess Amounts upon the earlier to occur of (i) the second consummation after the date of the agreement of a public or private debt or equity transaction by the Company of at least $25.0 million in amount or (ii) August 31, 1998. The amount of the amortization of the Warrant Value for each of the months of September, October, November and December 1997 will be payable January 31, 1998. Commencing in January 1998, the unpaid balance of the Warrant Value will continue to be amortized on a monthly basis and the amount of such amortization will be due and payable within 30 days from the end of each fiscal quarter.

     At August 31, 1997, the Company owed Mego Financial $6,152,000 (the "Receivable"), $5,283,000 of which related to amounts owed under the tax allocation and indemnity agreement as a result of the Company's filing of a consolidated federal income tax with Mego Financial's affiliated group prior to the Spin-off. In April 1998, the Company and Mego Financial entered into an agreement (the "1998 Agreement") superseding the

Payment Agreement. Pursuant to the 1998 Agreement, the parties agreed to reduce the amount of the Receivable by the amount owed under the tax allocation and indemnity agreement, or $5,283,000, and that the balance of the Receivable in the amount of $869,238 (the "New Debt") will be paid as follows: (i) on or before May 15, 1998, the Company shall either (x) pay Mego Financial $215,000 in cash or (y) assign to Mego Financial certain mortgage loans (the "Transferred Loans") having an aggregate outstanding principal of $404,712 in payment of $215,000 of the New Debt; and (ii) the balance of the New Debt in the amount of $654,238 shall be payable in four equal installments of principal of $163,559.50 on April 1, 1999, 2000, 2001 and 2002, together with interest on the outstanding amount thereof from April 1, 1998 until paid at the rate of 10% per annum, which interest shall be payable annually with the payments of principal. The 1998 Agreement provides that the Company will service the Transferred Loans on behalf of Mego Financial at no charge.

     Mego Financial has agreed with the financial institution providing the First Revolving Credit Facility (as defined below) to subordinate amounts due Mego Financial from the Company to certain obligations to such institution which have accrued through December 31, 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation earned by the Company's chief executive officer and each of the two other executive officers whose annual salary and bonus during the fiscal years presented exceeded $100,000 (the "Named Executive Officers").

                                                                                     LONG-TERM COMPENSATION
                                                                                             AWARDS
                                             ANNUAL COMPENSATION                   ---------------------------
                             ---------------------------------------------------    NUMBER OF
                                                                  OTHER ANNUAL     OPTIONS/SARs    ALL OTHER
NAME AND PRINCIPAL POSITION  FISCAL YEAR    SALARY     BONUS     COMPENSATION(1)    GRANTED(2)    COMPENSATION
---------------------------  -----------   --------   --------   ---------------   ------------   ------------
Jerome J. Cohen(3).......       1995       $ 64,388   $     --       $    --              --        $     --
  Chairman of the Board         1996         65,748         --            --              --              --
                                1997        150,000         --        13,877         100,000              --

Jeffrey S. Moore.........       1995       $200,003   $     --       $13,963              --        $     --
  President and Chief           1996        200,003     86,084        13,625              --              --
  Executive Officer             1997        200,002    203,149        30,191         500,000              --

James L. Belter..........       1995       $150,003   $ 50,000       $ 1,510              --        $     --
  Executive Vice President,     1996        159,080     50,000         4,330              --              --
  Chief Financial Officer       1997        180,003    100,000        15,896         100,000              --
  and Treasurer

---------------

(1) Other annual compensation consists of car allowances, contributions to 401(k) plans and moving expenses.
(2) Except for 100,000 stock appreciation rights ("SARs") granted to Mr. Moore under the 1997 Plan, which grant is subject to stockholder approval of the 1997 Plan, represents SARs which were initially granted as options to purchase Common Stock under the Company's 1996 Stock Option Plan (the "1996 Plan") and subsequently converted into SARs in connection with the Spin-Off. In October 1997, the Company repurchased all outstanding SARs. See
    "-- Company Stock Option Plans" below.
(3) Mr. Cohen served as the Company's Chief Executive Officer from June 1992 until September 2, 1997. Mr. Cohen's compensation is included in the management fees paid to PEC. See "Certain Relationships and Related Transactions" above.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options or SARs made during the fiscal year ended August 31, 1997 to the Named Executive Officers. In October 1997, the Company repurchased all outstanding SARs. See "-- Company Stock Option Plans" below.

                                                 INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                              -------------------------------------------------------           VALUE AT
                                               PERCENT OF                                 ASSUMED ANNUAL RATES
                               NUMBER OF         TOTAL                                          OF STOCK
                               SECURITIES     OPTIONS/SARs                               PRICE APPRECIATION FOR
                               UNDERLYING      GRANTED TO                                     OPTION TERM
                              OPTIONS/SARs    EMPLOYEES IN    EXERCISE     EXPIRATION   ------------------------
NAME                           GRANTED(#)     FISCAL YEAR    PRICE($/SH)      DATE        5%($)        10%($)
----                          ------------    ------------   -----------   ----------   ---------    -----------
Jerome J. Cohen(3)..........    100,000            8.9%        $10.00       11/18/06    $ 710,000    $ 1,853,000
  Chairman of the Board

Jeffrey S. Moore............    500,000(1)        44.7             (2)            (3)   3,834,000(4)  10,007,000(5)
  President and Chief
  Executive Officer

James L. Belter.............    100,000            8.9          10.00       11/18/06      710,000      1,853,000
  Executive Vice President
  and Chief Financial
    Officer

---------------

(1) Represents (i) 400,000 SARs granted under the Company's 1996 Plan and (ii) 100,000 SARs granted under the Company's 1997 Plan, which grant is subject to stockholder approval of the 1997 Plan.
(2) Of such SARs, (i) 300,000 have an exercise price of $10.00 per share and
    (ii) 200,000 have an exercise price of $12.00 per share.
(3) Of such SARs, (i) 300,000 expire on November 18, 2006 and (ii) 200,000 expire on August 19, 2007.
(4) The potential realizable value of the 300,000 SARs granted at an exercise price of $10.00 per share would be $2,130,000 and the potential realizable value of the 200,000 SARs granted at $12.00 per share would be $1,704,000 assuming a 5% annual appreciation in value.
(5) The potential realizable value of the 300,000 SARs granted at an exercise price of $10.00 per share would be $5,559,000 and the potential realizable value of the 200,000 SARs granted at an exercise price of $12.00 per share would be $4,448,000 assuming a 10% annual appreciation in value.

AGGREGATED FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table sets forth certain information concerning unexercised stock options/SARs held by the Named Executive Officers as of August 31, 1997. No stock options/SARs were exercised by the Named Executive Officers during the fiscal year ended August 31, 1997. In October 1997, the Company repurchased all outstanding SARs. See "-- Company Stock Option Plans" below.

                                                                                    VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                      OPTIONS/SARs HELD AT            OPTIONS/SARs HELD
                                                         AUGUST 31, 1997            AT AUGUST 31, 1997(1)
                                                   ---------------------------   ---------------------------
                                                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                   -----------   -------------   -----------   -------------
Jerome J. Cohen..................................      --           100,000          $--         $175,000
Jeffrey S. Moore.................................      --           500,000           --          525,000(2)
James L. Belter..................................      --           100,000           --          175,000

---------------

(1) The closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on August 29, 1997 was $11.75. Value is calculated by multiplying (a) the difference between $11.75 and each SAR exercise price by
    (b) the number of shares of Common Stock underlying the SAR.
(2) Does not include 200,000 SARs granted at an exercise price of $12.00 per share since such price was above the closing sale price of the Common Stock on August 29, 1997.

EMPLOYMENT AGREEMENTS

     In August 1997, the Company entered into an employment/consulting agreement with Jerome J. Cohen, the Company's Chairman of the Board of Directors, which expires in December 2002. During the term of the employment/consulting agreement, Mr. Cohen shall receive an annual Chairman's fee of at least $30,000. During the term of such agreement, Mr. Cohen shall also receive (i) an annual consulting fee in the amount of $120,000 and (ii) an annual incentive bonus equal to one and one-quarter percent (1.25%) of the Company's pre-Federal tax (and after state and local tax) income for the prior calendar year. The incentive bonus and any incentive bonus payments under the employment/consulting agreement are subject to stockholder approval at such time or times as required under Section 162(m) of the Code and treasury regulations promulgated thereunder. The employment/consulting agreement further provides that the Company will indemnify and hold Mr. Cohen harmless, to the extent permitted by law, to and from any and all costs, expenses or damages incurred by him as a result of any claim, suit, action or judgment arising out of his activities as a consultant to the Company. In the event of a change in control of the Company during the term of the employment/consulting agreement, the Company may, in its sole discretion, pay Mr. Cohen a lump sum equal to sum of (i) the annual consulting fees that would have been received during the remaining term of such agreement and (ii) the incentive bonuses that would have been received during the remaining term of such agreement, increased by an assumed compounded growth in such income of 20% per annum and appropriately discounted to present value.

     The Company has entered into an employment agreement with Jeffrey S. Moore effective as of the consummation of the Spin-off and terminating on December 31, 2000 (the "Initial Term"). Pursuant to the terms of such agreement, the term of employment shall automatically be extended for additional one (1) year periods unless the Company or Mr. Moore provides written notice to the other of an intent to terminate the agreement at least 60 days prior to the expiration of the calendar year, which termination shall be effective on the second anniversary of the first day of the calendar year following such notification (the "Extended Term," and together with the Initial Term shall be referred to as the "Employment Term"). The agreement provides for an annual base salary of at least $250,000, which base salary shall be increased during each year of the Employment Term commencing on or after January 1, 1999, by the greater of (i) $25,000 or (ii) an adjustment based on an increase in the Consumer Price Index for All Urban Consumer for Atlanta, Georgia. During the Employment Term, commencing in March 1998, Mr. Moore shall also be entitled to receive a bonus equal to one and one-quarter percent (1.25%) of the Company's pre-Federal tax (and after state and local tax) income for the prior calendar year (the "Incentive Bonus"). The Incentive Bonus and any Incentive Bonus payments under the agreement will be subject to stockholder approval at such time or times as required under Section 162(m) of the Code and treasury regulations promulgated thereunder. Mr. Moore shall also be entitled to receive for each calendar year during the Employment Term, deferred compensation (the "Deferred Compensation") in an amount equal to one percent (1.0%) of the amount of "Gain on sale of loans," including the net gain on the sale of whole loans, and any portion of the net gain from sales in securitized transactions included in net unrealized gain on mortgage related securities, resulting from the sales of conventional home improvement loans, debt consolidation loans, home improvement loans insured under the Title I credit insurance program and nonconforming mortgage loans (collectively, the "Loans") and the net gain from the sale of loans in any other form of transaction not included in the foregoing. The accrual of such deferred compensation for each year shall be conditioned on the Company achieving a percentage return on stockholders' equity of at least ten percent (10%) during such year or an average of ten percent (10%) per year over the previous two years. The Deferred Compensation due for any year shall be payable in 24 equal installments commencing on March 1 of the following year. As with the Incentive Bonus, the Deferred Compensation and Deferred Compensation payments will be subject to stockholder approval at such time or times as required under Section 162(m) of the Code and treasury regulations promulgated thereunder. The agreement provides that the Company use its best efforts to obtain stockholder approval of the Incentive Bonus and Deferred Compensation provisions of the agreement at an annual meeting of the Company's stockholders to occur no later than January 31, 1998. Mr. Moore shall also be entitled to participate, to the extent eligible, in all benefit plans and programs as are generally provided from time to time by the Company to its senior executives. Upon termination for "cause," Mr. Moore shall only be entitled to receive his base salary through the effective date of such termination. In the event Mr. Moore's employment is terminated due to a non-extension of the term of the employment agreement, the Company shall pay Mr. Moore $600,000 in twelve equal monthly installments. In the event of a change in control as defined in the employment agreement, the Company (or its successor) shall be required to pay Mr. Moore $1.0 million within thirty (30) days following such change in control. In addition, if (i) within sixty (60) days following a change in control Mr. Moore voluntarily terminates his employment and is no longer employed by the Company (or its successor) under another employment agreement, the Company shall pay Mr. Moore (x) 125% of the prior year's or annualized current year's Incentive Bonus, whichever is higher, if the change in control occurs during the Initial Term of the Agreement, or (y) 125% of the annualized current year's Incentive Bonus, if the change in control occurs after the Initial Term of the Agreement, with either of such payments being payable 50% at termination and the balance in twelve equal monthly installments, or (ii) within one (1) year following a change in control the Company (or its successor) terminates the employment agreement without cause, the Company shall pay Mr. Moore compensation in an aggregate amount no less than one year's base salary, and (x) 250% of the annualized current year's Incentive Bonus, if the change in control occurs after the Initial Term of the Agreement, or (y) 125% of the prior year's or annualized current year's Incentive Bonus, whichever is greater, multiplied by the number of full calendar years remaining to the end of the Initial Term of the Agreement plus a fraction the numerator of which is the number of months during any partial year remaining to the end of the Initial Term and the denominator of which is twelve or by 2, whichever is greater, if the change in control occurs during the Initial Term of the Agreement, with either of such payments being payable 50% within 60 days of termination and the balance in twelve equal monthly installments. Mr. Moore will be prohibited from competing with the Company during the Employment Term and for a period of one (1) year following the termination of his employment.

     The Company has entered into an employment agreement with James L. Belter, the Company's Executive Vice President, Chief Financial Officer and Treasurer. Mr. Belter's employment agreement has an initial term which commenced on September 1, 1997 and terminates on December 31, 1999. Mr. Belter's agreement provides for an annual base salary of $200,000 and provides that such executive shall be entitled to receive a discretionary performance bonus based on factors determined by the Company. Notwithstanding the foregoing, Mr. Belter is guaranteed to receive a bonus of $100,000 for each of the first two years of his employment agreement. In the event the executive is terminated without "cause," he will be entitled to receive a lump sum payment equal to (i) the value of any unpaid salary through the remainder of the employment term plus (ii) the guaranteed bonus, to the extent not already paid for the year during which his employment was terminated. Upon termination for "cause," Mr. Belter shall only be entitled to receive his base salary through the effective date of such termination. The executive is also entitled to participate, to the extent eligible, in all benefit plans and programs as are generally provided from time to time by the Company to its senior executives.

COMPANY STOCK OPTION PLANS

     Under the Company's 1996 Plan, 10,000 shares of Common Stock remain reserved for issuance upon exercise of stock options. Prior to the Spin-off, such options were accompanied by SARs which would become exercisable as determined by the Board, or a Committee thereof, only if Mego Financial did not give approval to the exercise of the option. The 1996 Plan is designed as a means to retain and motivate key employees and Directors. The Company's Board of Directors, or a committee thereof, administers and interprets the 1996 Plan and is authorized to grant options thereunder to all eligible employees and Directors of the Company, except that no incentive stock options (as defined in Section 422 of the Code) may be granted to a Director who is not also an employee of the Company or a subsidiary.

     The 1996 Plan provides for the granting of both incentive stock options and nonqualified stock options. Options may be granted under the 1996 Plan on such terms and at such prices as determined by the Company's Board of Directors, or a committee thereof, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the related option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years. The 1996 Plan also authorizes the Company to make or guarantee loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest, and (iii) be secured by the shares of Common Stock purchased. The Board of Directors has the authority to amend or terminate the 1996 Plan, provided that no such action may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the 1996 Plan are subject to stockholder approval. Unless terminated sooner, the 1996 Plan will continue in effect until all options granted thereunder have expired or been exercised, provided that no options may be granted ten years after commencement of the 1996 Plan. In connection with the Spin-off, all options outstanding under the 1996 Plan were converted into SARs. As of August 31, 1997, an aggregate of 915,000 SARs were issued and outstanding under the 1996 Plan.

     In August 1997, the Company's Board of Directors adopted, subject to stockholder approval, the Company's 1997 Plan. Under the 1997 Plan, as amended by the Board of Directors in October 1997, 2,000,000 shares of Common Stock are reserved for issuance upon the exercise of stock options and/or SARs granted under such plan. The Company's Board of Directors, or a committee thereof, administers and interprets the 1997 Plan and is authorized to grant options and/or SARs thereunder to any person who has rendered services to the Company, except that no incentive stock options may be granted to any person who is not also an employee of the Company or any subsidiary. See "Proposal to Approve the Company's 1997 Stock Option and Stock Appreciation Rights Plan."

     In October 1997, the Company repurchased all of the SARs granted under the 1996 Plan and the 1997 Plan at a purchase price of $1.00 for each SAR granted at an exercise price of $10.00 to $11.00 per share and $0.70 for each SAR granted at an exercise price of $12.00 per share. In addition, in October 1997, options to purchase an aggregate of 1,052,500 shares were granted under the 1997 Plan at an exercise price of $14.75 per share, subject to stockholder approval of the 1997 Plan. Of the total aggregate options granted, Jeffrey S. Moore was granted options to purchase 500,000 shares, Jerome J. Cohen was granted options to purchase 100,000 shares, and James L. Belter was granted options to purchase 100,000 shares; all of which were granted subject to stockholder approval of the 1997 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed by the Board of Directors in August 1997. During fiscal 1997, the Compensation Committee was comprised of Robert Nederlander, Spencer I. Browne and Jeremy Wiesen, non-employee Directors. In March 1998, Mr. Wiesen resigned from the Company's Board of Directors. During fiscal 1997, the Compensation Committee had a special subcommittee consisting of Jeremy Wiesen and Spencer I. Browne, who were considered "outside directors" under Section 162(m), which subcommittee had the authority to approve executive compensation and agreements that are subject to Section 162(m). Jerome J. Cohen, Chairman of the Board and former Chief Executive Officer, participated in deliberations concerning the compensation of the Company's executive officers during fiscal 1997. Mr. Cohen's compensation for fiscal 1997 was determined by the Board of Directors of Mego Financial.

                        REPORT ON EXECUTIVE COMPENSATION

     Pursuant to the rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company (the "Committee") is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers, including the Named Executive Officers, during the past fiscal year. Set forth below is the report of the Committee and other members of the Board of Directors who were involved in compensation decisions during the 1997 fiscal year regarding such compensation policies. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     Prior to August 1997, executive officer compensation decisions were determined by the Company's Board of Directors or, in the case of Mr. Cohen, by the Board of Directors of Mego Financial. Neither Mr. Cohen nor Mr. Moore voted on matters related to his specific compensation. The Committee was formed by the Board of Directors in August 1997, and during fiscal 1997 was comprised of Robert Nederlander, Spencer I. Browne and Jeremy Wiesen. In March 1998, Mr. Wiesen resigned from the Company's Board of Directors. The Compensation Committee has the authority to determine the compensation of the Company's executive officers, except to the extent that such compensation is subject to
Section 162(m). During fiscal 1997, the Committee had a special subcommittee consisting of Jeremy Wiesen and Spencer I. Browne, who were considered "outside directors" under Section 162(m), which subcommittee had the authority to approve executive compensation and agreements, or portions thereof, that are subject to
Section 162(m).

     The primary elements of the Company's compensation program are base salary, performance-based bonuses, deferred compensation and stock option plans designed to provide long-term incentives. The Committee's and the Board of Directors' general philosophy with respect to the compensation of the Company's executive officers (including the Named Executive Officers) is to offer competitive compensation programs designed to attract and retain key executives who are critical to the long-term success of the Company and to recognize an individual's personal performance and contribution to the Company, as well as the Company's overall performance. More specifically, factors considered in determining compensation, to the extent applicable, included the recommendations of the Chairman of the Board and Chief Executive Officer, specific accomplishments of the executive officers, the Company's historical and projected performance and success in reaching performance goals and projections, and the Company's sales of loans, earnings and financial condition.

     The Company attempts to provide incentives to its executive officers to remain with the Company and to improve performance through the grant of stock options and/or SARs. Options and SARs allow executive officers to share, to some extent, in stockholders' return on equity. All Company options vest in staggered amounts over a period of years. Determinations as to the number of options and/or SARs to grant to an executive officer are made by the Board of Directors except that determinations with respect to grants to Covered Employees (as defined in the 1997 Plan) are made by the Committee.


     During fiscal 1997, compensation paid to Jerome J. Cohen, the Company's Chairman of the Board of Directors and Chief Executive Officer until September 1997, was included in the management fees paid by the Company to PEC, its then affiliate. During fiscal 1998, the Committee and Board of Directors approved an employment/consulting agreement with Mr. Cohen expiring in December 2002. As more fully described herein, such agreement provides that Mr. Cohen shall receive an annual Chairman's fee of at least $30,000 and an annual consulting fee of $120,000, as well as an annual incentive bonus equal to one and one-quarter percent (1.25%) of the Company' pre-Federal tax (and after state and local tax) income for the prior calendar year. The incentive bonus provision of such agreement is subject to stockholder approval. See "Executive
Compensation -- Employment Agreements." Except in the case of a change of control of the Company, Mr. Cohen's agreement does not provide for an early termination bonus or other additional compensation based on performance.


     During fiscal 1997, the Board of Directors approved an employment agreement with Jeffrey S. Moore, the Company's then President and Chief Operating Officer, expiring on December 31, 1998 and providing for a base salary of $200,000. The employment agreement also provided that Mr. Moore receive an incentive bonus each calendar year equal to 1.5% of the Company's after tax income, provided that certain scheduled goals were met, as well as deferred compensation of 1.0% of the gain on sale from the Company's sales of loans during each year, payable in 48 equal installments. In the event payments of the incentive bonus and deferred compensation due in any year were to exceed $500,000, then the excess over $500,000 would be payable only with the approval of the Company's Board of Directors. In connection with Mr. Moore's appointment as Chief Executive Officer in September 1997, the Company and Mr. Moore entered into a new employment agreement, replacing the above-described agreement. The incentive compensation provisions of such agreement subject to stockholder approval are more fully described herein. See "Executive Compensation -- Employment Agreements."


     During fiscal 1997, the Committee and the Board of Directors approved an employment agreement with James Belter, the Company's Executive Vice President and Chief Financial Officer. Mr. Belter's employment agreement provides that such executive shall be entitled to receive discretionary performance bonuses based on factors determined by the Committee and the Board of Directors in accordance with the Company's executive bonus pool program. Notwithstanding the foregoing, Mr. Belter is guaranteed to receive a bonus of $100,000 for each of the first two years of his employment agreement.

     Section 162(m) of the Code generally disallows a public company's deduction for compensation to any one employee in excess of $1.0 million per year unless the compensation is pursuant to a plan approved by the public company's stockholders. None of the Named Executive Officers received annual cash compensation in excess of the $1.0 million provided by Section 162(m) during fiscal 1997. The Committee and the Board of Directors presently intend to use their best efforts to take the necessary steps to ensure compliance with Section 162(m), in part, by seeking stockholder approval at the Annual Meeting of the Company's 1997 Plan and by seeking stockholder approval at a later meeting of the material terms of the performance goals relating to the incentive compensation provisions set forth in each of Mr. Cohen's employment/consulting agreement and Mr. Moore's employment agreement.

         ROBERT NEDERLANDER                           SPENCER I. BROWNE

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares, based on the market price of the Common Shares, with the cumulative total return of companies in the Nasdaq Market Index and the Mortgage Bankers and Loan Correspondents Peer Group Index as of August 31, 1997. The comparison assumes the investment of $100 on November 19, 1996 in the Common Shares and in each of the foregoing indices. The Company did not pay any dividends on the Common Shares during this period and accordingly, no reinvestment of dividends is included in the following line graph.

                        COMPARE CUMULATIVE TOTAL RETURN
                        AMONG MEGO MORTGAGE CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                          MEGO
        MEASUREMENT PERIOD              MORTGAGE           INDUSTRY             BROAD
      (FISCAL YEAR COVERED)               CORP               INDEX             MARKET
11/19/96                                       100.00             100.00             100.00
12/31/96                                       110.00              92.30              99.77
03/31/97                                       111.11              86.58              94.70
06/30/97                                        88.89             105.79             112.03
08/31/97                                       104.44             105.84             123.35

                     ASSUMES $100 INVESTED ON NOV. 19, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING AUG. 31, 1997

               PROPOSAL TO APPROVE THE SALE OF COMMON STOCK BELOW


              THE GREATER OF BOOK OR MARKET VALUE AND A NUMBER OF


          SHARES OF PREFERRED STOCK CONVERTIBLE INTO COMMON STOCK AT A


                 CONVERSION PRICE BELOW THE GREATER OF BOOK OR

                 MARKET VALUE CONSTITUTING MORE THAN 20% OF THE

               OUTSTANDING COMMON STOCK AND LIKELY RESULTING IN A

                        CHANGE OF CONTROL OF THE COMPANY

BACKGROUND


     The Company is contemplating a transaction or series of private transactions (collectively, the "Recapitalization Transactions"): (1) to sell a number of shares of Common Stock; (2) to sell up to $40.0 million of a newly-designated class of Preferred Stock (the "Series A Preferred Stock") convertible into shares of Common Stock; and (3) to offer to exchange for the Company's Existing Notes (as defined below) in the aggregate principal amount of $80.0 million up to $55.0 million aggregate principal amount of new 12 1/2% Subordinated Notes Due 2001 and up to 40,000 shares of Series A Preferred Stock. In addition to the Recapitalization Transactions, the Company contemplates that following the consummation of the Recapitalization Transactions, the Company will issue to all holders of outstanding shares of Common Stock prior to the consummation of the Recapitalization Transactions transferable rights to purchase additional shares of Common Stock (the "Rights Offering"). The consummation of the Recapitalization Transactions will likely result in the issuance of shares of Common Stock and/or shares of Preferred Stock convertible into shares of Common Stock constituting in the aggregate more than 20% of the Company's outstanding Common Stock and may constitute a change of control of the Company. The sale of such Common Stock may or may not be below the greater of the book or market value of the Common Stock. In addition, the conversion price of the Series A Preferred Stock may be below the greater of the book or market value of the Common Stock. The Company anticipates that investors in the Recapitalization Transactions may have the right to designate for election members of the Company's Board of Directors and may request the resignation of certain of the Company's Directors and/or executive officers. Additionally, the Company may enter into employment agreements with additional executive officers in connection with the Recapitalization Transactions. The Securities Act of 1933, as amended (the "Securities Act"), defines the term "control" to mean the power to direct the management and policies of a person, directly through one or more intermediaries, whether through ownership of voting securities, by contract, or otherwise. At the date of this Proxy Statement, the Company has not entered into any contracts or other agreements that would bind the Company to contract to sell Common Stock or Preferred Stock. Since the Company has not entered into any agreements to sell Common Stock or Preferred Stock and because there are no certain terms of any such transaction or transactions, except as set forth below, the Company is unable to provide stockholders with additional details of any such proposed transaction or series of transactions at this time.


     THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE PROPOSED TO BE ISSUED SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.


     The Company anticipates that offers to sell Common Stock and Series A Preferred Stock will be made only to a limited number of (i) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (b) institutional "accredited investors" (as defined in Rule 501(a) promulgated under the Securities Act). Any offer and sale of Common Stock or Series A Preferred Stock will be made in reliance on an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.



     In the event that the sale of shares of Common Stock and Series A Preferred Stock would result in a change of control, as defined under certain of the Company's financing agreements, the Company would seek to obtain a waiver from each such lender or other holder of the related indebtedness, although no assurance can be given that the Company would obtain such waivers.

     In connection with any such transaction or series of transactions, the Company may agree to file with the Securities and Exchange Commission (the "Commission") one or more registration statements (the "Resale Registration Statement") under the Securities Act to cover resales of such shares by the holders thereof who satisfy certain conditions.

     The Company has engaged Friedman, Billings, Ramsey & Co., Inc. (the "Placement Agent") to act as placement agent in connection with any sale of Common Stock and Series A Preferred Stock, for which it will receive a commission and other fees. According to the Placement Agent, as of May 1, 1998, Friedman, Billings, Ramsey Group, Inc., through its three wholly-owned subsidiaries the Placement Agent, Friedman, Billings, Ramsey Investment Management, Inc. ("Investment Management") and FBR Offshore Management, Inc. ("Offshore Management") had sole voting and dispositive power with respect to approximately 3,705,774 shares, or 30.1%, of the Company's outstanding Common Stock. The Placement Agent has advised the Company that, in the ordinary course of its business, it actively trades in the Common Stock of the Company for its accounts and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. As of May 1, 1998, the Placement Agent owned in its trading account 2,798,965 shares, or 22.8%, of the Company's outstanding Common Stock. The Placement Agent also served as a managing underwriter for the Company's IPO of Common Stock and the public offering of $40.0 million of the Company's 12 1/2% Senior Subordinated Notes due 2001 (the "Existing Notes") in November 1996, as well as the initial purchaser of an additional $40.0 million of Existing Notes privately placed by the Company in October 1997, for which services the Placement Agent received compensation. The Placement Agent in the past has also provided certain investment banking services to the Company and Mego Financial.

STOCKHOLDER APPROVAL


     Rule 4460 of the National Association of Securities Dealers (the "NASD"), which rule is applicable to the Company because the Company's Common Stock is listed on the Nasdaq National Market, sets forth certain corporate governance standards for companies with Nasdaq listed securities. In general, pursuant to Section (i)(1)(D) of Rule 4460, the Company is required to obtain stockholder approval prior to its issuance of Common Stock (or securities convertible into Common Stock) constituting in excess of 20% of the outstanding shares of Common Stock (the "20% Rule") at a price below the greater of the book value or market value of the Common Stock or in connection with an issuance of stock that will result in a change of control (the "Change of Control Rule"). The Company anticipates that the Company will issue a number of shares of Common Stock and shares of Preferred Stock convertible into shares of Common Stock constituting in excess of 20% of the outstanding Common Stock at a price below the greater of the book value or the market price pursuant to any such transaction or transactions and that such issuance may result in a change of control. Accordingly, in order to comply with the 20% Rule and the Change of Control Rule, the prior approval of stockholders is a condition precedent to the Company's consummation of any such transaction or transactions.


THE COMPANY'S CAPITAL REQUIREMENTS

     The Company is a specialized consumer finance company that originates, purchases, sells, securitizes and services consumer loans consisting primarily of debt consolidation loans and to a lesser extent conventional uninsured home improvement loans. The Company's business operations require continued access to adequate credit facilities. The Company is dependent on the availability of credit facilities for the origination of loans prior to their sale. The Company has four significant sources of financing: (i) a warehouse line of credit for up to a current amount of $16.0 million (the "Warehouse Line") which matures on May 29, 1998; (ii) a revolving credit facility for up to $25.0 million, less amounts outstanding under repurchase agreements (the "First Revolving Credit Facility");
(iii) a second revolving credit facility for up to $5.0 million which may, under certain circumstances, be increased to $8.8 million; and (iv) $80.0 million of outstanding Existing Notes. Certain of the Company's credit facilities contain debt-to-net worth ratio requirements, adjustable tangible net worth requirements and other material covenants.

     In part as a result of losses recognized by the Company during the six months ended February 28, 1998, the Company is not in compliance with certain of the financial requirements and covenants contained in certain of the Company's credit facilities. In particular, pursuant to the Indenture governing the Existing Notes, the Company may not incur indebtedness (other than certain limited types of indebtedness) if, on the date of such incurrence and after giving effect thereto, the Company's Consolidated Leverage Ratio (as defined in the Indenture) would exceed 2:1, subject to certain exceptions. At February 28, 1998, the Company's Consolidated Leverage Ratio was 5.52:1. Accordingly, while the Company is not in default under the terms of the Indenture, the Company cannot presently incur additional indebtedness (other than certain limited types of indebtedness). Additionally, the pledge and security agreement, as amended, governing the First Revolving Credit Facility requires the Company to maintain a debt-to-net worth ratio not to exceed 2.5:1. At February 28, 1998, the debt-to-net worth ratio was 4.25:1, however, the financial institution providing the First Revolving Credit Facility has agreed to waive the non-compliance provided that the debt-to-net worth ratio shall not exceed 6:1 prior to May 31, 1998 after which the ratio may not exceed 2.5:1. Additionally, at February 28, 1998 the Company was required to maintain a minimum net worth of $42.5 million and the Company's actual net worth was $28.0 million.


     The Company has operated since March 1994 on a negative cash flow basis. As a result of such negative cash flow, the Company has been required to significantly curtail the volume of its loan originations. In addition, partially as a result of such negative cash flow, the Company has recently reduced its workforce by 32% in order to decrease operating expenses. The Company must maintain external sources of cash to fund operations and pay its taxes and therefore must maintain its sources of financing or identify other external funding sources.

     As a result of the Company's negative cash flow and recently incurred losses, which have, in part, restricted the Company's ability to incur additional indebtedness under its current financing agreements and the Indenture, the Company has determined to implement various strategic initiatives to alter the manner in which it conducts its operations. One of these initiatives is to raise additional capital through the issuance of securities pursuant to the proposed Recapitalization Transactions.

CONSEQUENCES OF NON-APPROVAL OR PRIOR CLOSING OF TRANSACTION

     To comply with the 20% Rule and the Change Of Control Rule, the Company may not raise additional funds through the sale of Common Stock (or Preferred Stock convertible into Common Stock) absent stockholder approval unless the transaction does not result in a change of control and (i) the transaction results in an issuance or potential issuance of a number of shares of Common Stock representing less than 20% of the total number of outstanding shares of Common Stock, (ii) the Common Stock is sold (and the Preferred Stock is convertible at a conversion price) at the greater of book value and market price, or (iii) the Common Stock is sold in a registered public offering. Based on current market conditions, the Company's Board of Directors and management believe that a public sale of securities would likely not be successful. Moreover, a public offering would involve substantial delay and significant expense.


     The Company's business operations are dependent upon continued access to adequate credit facilities. Accordingly, a failure to obtain stockholder approval of the issuance of Common Stock and Series A Preferred Stock as described herein could have a material adverse effect on the Company. As a result of the foregoing, the Board of Directors believes that it is in the Company's best interests to consummate a private sale of unregistered securities.


     In the event that stockholder approval is not obtained, the Board of Directors may, in consideration of its fiduciary duties, determine to proceed with any such transaction or transactions if the Board of Directors deems such action to be in the Company's best interests. Additionally, the Board of Directors may proceed with any such transaction or transactions prior to obtaining stockholder approval if the Board of Directors deems such action or actions to be in the Company's best interests. In each such instance, the Company may no longer qualify for inclusion on the Nasdaq National Market. In the event the Company proceeds with such transaction or transactions prior to obtaining stockholder approval, subsequent stockholder approval will serve as ratification of such transaction or transactions.

USE OF PROCEEDS


     The Company intends to use the net proceeds from any sale of the Common Stock and Series A Preferred Stock to originate loans and for general corporate purposes, including the payment of interest due on June 1, 1998 with respect to the Existing Notes. The Company may also use a portion of such net proceeds to repay the amount outstanding under the Warehouse Line in the event the Company is unable to obtain a replacement warehouse line of credit.


RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS


     Although the issuance of shares of stock pursuant to the Recapitalization Transactions as proposed herein will have a dilutive effect on the Company's current stockholders and will likely constitute a change of control, the Board of Directors believes that stockholder approval of the issuance of such stock is in the best interests of the Company because the Company's ability to otherwise raise additional financing absent stockholder approval is severely limited. Moreover, the Company's business operations are dependent upon continued access to adequate credit facilities. A failure to obtain stockholder approval of the issuance of shares of Common Stock and Series A Preferred Stock pursuant to the Recapitalization Transactions could have a material adverse effect on the Company. Accordingly, the Board of Directors strongly recommends that stockholders vote to approve the Company's sale of a number of shares of Common Stock below the greater of book or market value and a number of shares of Preferred Stock convertible into shares of Common Stock at a conversion price below the greater of book or market value in a transaction or series of transactions which will likely result in the issuance of shares of Common Stock and shares of Preferred Stock convertible into Common Stock constituting more than 20% of the outstanding Common Stock and will likely result in a change of control of the Company. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the foregoing proposal.


     As indicated above, in the event that stockholder approval is not obtained, the Board of Directors may, in consideration of its fiduciary duties, determine to proceed with any such transaction or transactions if the Board of Directors deems such action to be in the Company's best interests. Additionally, the Board of Directors may proceed with any such transaction or transactions prior to obtaining stockholder approval if the Board of Directors deems such action or actions to be in the Company's best interests. In each such instance, the Company may no longer qualify for inclusion on the Nasdaq National Market. In the event the Company proceeds with such transaction or transactions prior to obtaining stockholder approval, subsequent stockholder approval will serve as ratification of such transaction or transactions.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE A TRANSACTION OR SERIES OF TRANSACTIONS TO SELL A NUMBER OF SHARES OF COMMON STOCK BELOW THE GREATER OF BOOK OR MARKET VALUE AND A NUMBER OF SHARES OF PREFERRED STOCK CONVERTIBLE INTO COMMON STOCK AT A CONVERSION PRICE BELOW THE GREATER OF BOOK OR MARKET VALUE WHICH WILL LIKELY RESULT IN THE ISSUANCE OF SHARES OF COMMON STOCK AND PREFERRED STOCK CONVERTIBLE INTO COMMON STOCK CONSTITUTING MORE THAN 2O% OF THE COMPANY'S OUTSTANDING COMMON STOCK AND WILL LIKELY RESULT IN A CHANGE OF CONTROL OF THE COMPANY.


                    PROPOSAL TO APPROVE THE INCREASE IN THE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Board of Directors has proposed an amendment to Article IV of the Company's Certificate of Incorporation that would increase the number of authorized shares of the Common Stock from

50,000,000 to 400,000,000 shares. The adoption of the amendment requires approval by the holders of a majority of the outstanding shares of Common Stock.


     The Board of Directors is empowered to authorize the issuance of Common Stock. Of the 50,000,000 shares of Common Stock presently authorized for issuance, 12,300,000 shares were issued and outstanding as of the Record Date and 2,000,000 shares are reserved for issuance pursuant to the 1997 Plan, subject to stockholder approval of the 1997 Plan. Accordingly, assuming the issuance of all shares currently reserved for future issuance, the Company will have issued 14,300,000 of the 50,000,000 shares of Common Stock currently authorized for issuance, leaving 35,700,000 shares authorized for subsequent issuance. If this proposal is approved, approximately 385,700,000 shares of Common Stock will be available for future issuance, in addition to the shares currently reserved for issuance.

     The Company has an insufficient number of shares of Common Stock available for the Recapitalization Transactions, the Rights Offering and for future corporate transactions. The Board of Directors of the Company believes that it is in the best interest of the Company to increase the authorized number of shares of Common Stock to 400,000,000. The purpose of the increase in the authorized shares of the Company's Common Stock is to provide additional authorized shares for use in connection with the Recapitalization Transactions, the Rights Offering and other possible corporate transactions including future equity offerings, acquisitions, financing programs, stock dividends or splits and corporate planning. The Board of Directors believes authorization of the additional shares is appropriate so that the Company may consummate the Recapitalization Transactions and the Rights Offering and may have the flexibility to issue shares from time to time for other purposes, without the delay of seeking stockholder approval (unless required by law), whenever, in its judgment, such issuance is in the best interest of the Company and its stockholders. No holder of the Common Stock has any preemptive right to subscribe for any securities of the Company. Future issuances of Common Stock are likely to result in dilution to existing stockholders.

     In addition to such corporate purposes, an increase in the number of authorized shares of Common Stock could be used to make more difficult a change in control of the Company. Under certain circumstances, the Board of Directors could create impediments to, or frustrate persons seeking to effect, a takeover or transfer of control of the Company by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interest of the Company and its shareholders. Furthermore, the existence of such additional authorized shares of Common Stock might have the effect of discouraging any attempt by a person or entity through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company since the issuance of such additional shares could dilute the Common Stock ownership of such person or entity. The Company is not aware of any such action that may be proposed or pending.

     The Board recommends that the first paragraph of Article IV of the Company's Certificate of Incorporation be amended and restated to read as follows:

         The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is four hundred five million (405,000,000) consisting of (i) four hundred million (400,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) five million (5,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     A copy of the entire text of Article IV of the Company's Certificate of Incorporation, amended and restated as proposed herein, is provided herewith as Exhibit A to this Proxy Statement. The bold face portions of the first paragraph of Article IV, as set forth in Exhibit A, reflect the changes in the Company's Certificate of Incorporation that will result from the approval of this proposed amendment at the Annual Meeting.

     If the amendment to the Certificate of Incorporation is approved at the Annual Meeting, it will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware, which is expected to be accomplished as promptly as practicable after such approval is obtained.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.


                       PROPOSAL TO APPROVE THE COMPANY'S
              1997 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


     In August 1997, the Company's Board of Directors adopted, subject to stockholder approval, the Company's 1997 Stock Option and Stock Appreciation Rights Plan. The affirmative vote of a majority of shares of Common Stock present and voting at the Annual Meeting is required to approve the 1997 Plan. The 1997 Plan is attached hereto as Exhibit A. Under the 1997 Plan, as amended by the Board of Directors in October 1997, 2,000,000 shares of Common Stock are reserved for issuance upon the exercise of stock options (the "Options") and/or SARs granted under such plan. The Company's Board of Directors, or a committee thereof, administers and interprets the 1997 Plan and is authorized to grant options and/or SARs thereunder to any person who has rendered services to the Company, except that no incentive stock options may be granted to any person who is not also an employee of the Company or any subsidiary. As of August 31, 1997, a total of 137,500 SARs had been granted under the 1997 Plan subject to stockholder approval of that plan, of which (i) 100,000 SARs had been granted to Jeffrey S. Moore pursuant to the terms of his employment agreement and (ii) 7,500 SARs were granted to each of the Company's Directors, other than Jerome J. Cohen and Jeffrey S. Moore. In October 1997, the Company repurchased all of the SARs granted under the 1997 Plan. In addition, in October 1997, options to purchase an aggregate of 1,052,500 shares were granted under the 1997 Plan at an exercise price of $14.75 per share, subject to stockholder approval of the 1997 Plan. Of the total aggregate options granted, Jeffrey S. Moore was granted options to purchase 500,000 shares, Jerome J. Cohen was granted options to purchase 100,000 shares, and James L. Belter was granted options to purchase 100,000 shares; all of which were granted subject to stockholder approval of the 1997 Plan.


     The purpose of the 1997 Plan is to provide incentive to attract and retain qualified and competent persons who provide services to the Company and its subsidiaries, including employees, officers, and Directors, upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependent, through the encouragement of stock ownership, and the payment of benefits based upon the appreciation in the value of stock in the Company by such persons. In the case of Options and SARs granted to individuals who are, or the Board reasonably expects to become, the Chief Executive Officer (the "CEO") or acting in such capacity, and among the four highest compensated officers (other than the CEO) of the Company (the "Covered Employees"), the 1997 Plan is to be administered by the Stock Option Committee of the Board (the "Committee"). All other grants of Options and/or SARs shall be administered by the Board of Directors or the Committee. The Board of Directors and the Committee make all decisions or determinations by either a majority vote of their respective members at a meeting or without a meeting by the unanimous written approval of their respective members. The Board of Directors may adopt rules and regulations for carrying out the purposes of the 1997 Plan, and the Board of Directors determinations, interpretations and construction of any provision of the 1997 Plan are final and conclusive.

     Shares of Common Stock may be made available for issuance under the 1997 Plan from authorized but unissued shares of Common Stock. If any Option or SAR granted pursuant to the 1997 Plan expires, terminates, or is canceled, in whole or in part, shares of Common Stock subject to the unexercised portion may again be available for the grant of Options and/or SARs under the 1997 Plan. The Company's stockholders do not have any preemptive rights to purchase or subscribe for the shares of Common Stock reserved for issuance under the 1997 Plan.

     The terms of the 1997 Plan provide for grants of incentive stock options ("Incentive Stock Options") and non-qualified stock options ("Non-Qualified Stock Options"). An Incentive Stock Option is an option to purchase Common Stock that meets the definition of "incentive stock option" set forth in Section 422 of the Code. A Non-Qualified Stock Option is an option to purchase Common Stock that meets certain requirements set forth in the 1997 Plan but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Options granted under the 1997 Plan are evidenced by stock option agreements executed by the Company and Optionees ("Option Agreements").

ELIGIBILITY

     Options and SARs may be granted to those persons selected from time to time by the Board of Directors, in its sole discretion, provided that Incentive Stock Options may not be granted to any person who is not an employee of the Company or one of its Subsidiaries. At the time of the grant of an Option, the Committee shall determine whether such Option is to be designated an Incentive Stock Option or a Non-Incentive Stock Option.

     The following table indicates, as of the Record Date, certain information regarding Options which have been granted under the 1997 Plan to the persons and groups indicated:

                                          NUMBER OF SHARES    EXERCISE PRICE   VALUE OF OPTIONS AT
NAME AND POSITION                        SUBJECT TO OPTIONS     PER SHARE        MAY 7, 1998(1)
-----------------                        ------------------   --------------   -------------------
Jerome J. Cohen........................       100,000             $14.75                    (2)
  Chairman of the Board
Jeffrey S. Moore.......................       500,000             $14.75                    (2)
  President, Chief Executive Officer
  and Director
James L. Belter........................       100,000             $14.75                    (2)
  Executive Vice President, Chief
  Financial Officer and Treasurer
Robert Nederlander.....................        32,500             $14.75                    (2)
  Director
Herbert B. Hirsch......................        32,500             $14.75                    (2)
  Director
Don A. Mayerson........................        32,500             $14.75                    (2)
  Director
Spencer I. Browne......................        32,500             $14.75                    (2)
  Director
All current executive officers as a
  group (3 persons)....................       700,000             $14.75                    (2)
All current directors who are not
  executive officers as a group (4
  persons)(3)..........................       130,000             $14.75                    (2)
All employees as a group, other than
  executive officers (10 persons)......       300,000             $14.75                    (2)

---------------

(1) The closing sales price of the Common Stock as reported on the Nasdaq National Market on May 7, 1998 was $2 7/32 per share.
(2) As of May 7, 1998, the closing sales price of the Common Stock did not exceed the Option exercise price and accordingly, such Options were not in-the-money on such date.
(3) Does not include Options to purchase 32,500 shares of Common Stock granted to Jeremy Wiesen, a former Director of the Company, which Options shall expire in March 1999 unless earlier exercised.

TERMS AND CONDITIONS

     The exercise price of any Option granted pursuant to the 1997 Plan that is designated an Incentive Stock Option shall be not less than 100% of the Fair Market Value (as defined below) of the shares of Common Stock on the date of the grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder (as defined below), the Option exercise price shall not be less than 110% of such Fair Market Value. The exercise price of any Option granted pursuant to the Stock Option

Plan that is designated a Non-Incentive Stock Option shall not be less than 80% of the Fair Market Value of the shares of Common Stock on the date of the grant of such Option. The date of grant of any Option shall be that date on which the Committee adopts a resolution expressly granting such Option. For purposes of the 1997 Plan, a "Ten Percent Shareholder" shall be an Optionee who, at the time an Option is granted, owns directly or indirectly (within the meaning of Section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary thereof. The aggregate number of Options and/or SAR's granted to any one Optionee may not exceed 800,000 Options and/or SAR's, subject to adjustment, as provided in the 1997 Plan.

     Pursuant to the 1997 Plan, the "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the Nasdaq, or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

     Pursuant to the terms of the 1997 Plan, Incentive Stock Options shall be exercisable over the exercise period specified by the Committee in the Option Agreement, but in no event shall such period exceed ten (10) years from the date of the grant of each such Incentive Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall not exceed five (5) years from the date of the grant of such Option. The exercise period shall be subject to earlier termination as provided in the Stock Option Plan. Additionally, each Option and/or SAR granted pursuant to the Stock Option Plan shall not be exercisable until after six (6) months following its grant. An Incentive Stock Option may be exercised, as to any or all of the shares of Common Stock as to which the Incentive Stock Option has become exercisable, by giving written notice of such exercise to the Committee; provided that the exercise of an Incentive Stock Option must represent at least the lesser of (i) twenty percent (20%) of the Incentive Stock Options or (ii) the full portion of the Incentive Stock Options that are then vested and exercisable. Options which have been designated by the Committee as Non-Incentive Stock Options shall be exercised over a period of ten (10) years.

     The Committee may grant SARs in tandem with an Option, either at the time of grant of the options or by amendment. Each such SAR shall be subject to the same terms and conditions as the related Option, if any, and shall be exercisable only at such times and to such extent as the related Option is exercisable; provided, however, that an SAR may be exercised only when the Fair Market Value of the Common Stock exceeds the exercise price of the related Option. An SAR shall entitle the Optionee to surrender to the Company unexercised the related Option, or any portion thereof, and, except as provided below, to receive from the Company in exchange therefor, cash in the amount of the excess of the Fair Market Value of one Share for the day of the surrender of such Option over the exercise price per share of one Share multiplied by the number of Shares provided for under the Option, or portion thereof, which is surrendered.

     The Committee may also grant SARs unrelated to any Option that may be granted under the 1997 Plan. Each such SAR shall be subject to the terms and conditions as determined by the Committee. Freestanding SARs shall entitle the Optionee to surrender to the Company a portion or all of such SARs, and generally, subject to certain exceptions, to receive from the Company in exchange therefor cash in the amount of the excess of the Fair Market Value of one Share for the day of the surrender of such SAR over the Fair Market

Value per Share (determined as of the date the SAR was granted) multiplied by the number of SARs that are surrendered.

     Notwithstanding any provision of the 1997 Plan and any outstanding Option or SAR, each outstanding Option or SAR shall become immediately fully exercisable (i) if the Company's stockholders approve a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not own more than 50% of the combined voting power of the Company; (ii) the stockholders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the Company's assets; or (iii) if, under certain circumstances, the individuals constituting the Board of Directors cease to constitute a majority of the Board. In addition, the Committee may amend any outstanding Option or SAR to accelerate the time or times at which the Option or SAR may be exercised.

     In accordance with the terms of the 1997 Plan, shares of Common Stock purchased upon the exercise of Options must be paid for in full at the time of exercise (i) in cash, (ii) by certified or official bank check, (iii) by money order, (iv) in Common Stock of the Company already held by the Optionee, (iv) by permitting the Company to withhold shares of Common Stock issuable upon exercise of such Option or by any other form of cashless exercise procedure approved by the Committee or Board, or (v) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above.

     Options shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or, in the event of incapacity, by the Optionee's legal representative.

AMENDMENT AND TERMINATION OF THE 1997 PLAN

     The Board of Directors may from time to time amend, suspend, or terminate the 1997 Plan or any Option or SAR granted to or held by a Covered Employee. Additionally, the Committee may from time to time amend any Option or SAR granted by the Committee. However, any amendment to the 1997 Plan shall be subject to the approval of the Company's stockholders if such amendment would increase aggregate number of shares of Common Stock as to which Options and SARs may be granted, materially increase the benefits accruing to participants under the 1997 Plan, or modify the requirements as to eligibility for participation in the 1997 Plan shall be subject to the approval of the stockholders of the Company, voting at a meeting of stockholders at which a quorum is present within twelve months after such action is taken by the Board of Directors. In addition, no such amendment, suspension or termination of the 1997 Plan shall substantially impair any rights or benefits of any Optionee under any outstanding Option or SAR or cause any Incentive Stock Option not to qualify as such under the provisions of the Code without the consent of the Optionee (or, upon the Optionee's death or adjudication of mental incapacity, the person having the right to exercise the Option or SAR).

ADJUSTMENTS AND REORGANIZATIONS

     The 1997 Plan contains certain adjustment provisions applicable in the event that the outstanding shares of Common Stock are changed in number or class by reason of stock dividends, or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, in which event appropriate adjustments will be made by the Committee, in the number and class of shares subject to the 1997 Plan, both in the aggregate and with respect to each outstanding Option and SAR, and the number, class and prices of shares of Common Stock under then outstanding Options and SARs.

     Unless otherwise provided in any Option or SAR, the Committee or the Board of Directors is also authorized to amend the terms of Options or SARs, or both, outstanding under the 1997 Plan when, in the Committee's or Board's sole discretion, the Committee or the Board of Directors deems such adjustment appropriate so as to preserve but not increase benefits under the 1997 Plan.

     The 1997 Plan provides that if an Optionee's employment is terminated for any reason other than dismissal for cause any outstanding Option or SAR shall be exercisable on the following terms and conditions:

(i) exercise may be made only to the extent that the Optionee was entitled to exercise the Option or SAR on the effective date of termination of employment; and (ii) exercise must occur prior to the earlier of the 91st day after employment terminates and the expiration date of the Option or SAR. Any such exercise of an Option following an Optionee's death or adjudication of mental incapacity shall be made only by the Optionee's executor or administrator or other duly appointed representative, as the case may be, reasonably acceptable to the Committee, unless the Optionee's will specifically disposes of such Option, in which case such exercise shall be made only by the recipient of such specific disposition. To the extent that an Optionee's legal representative or the recipient of a specific disposition under the Optionee's will shall be entitled to exercise any Option pursuant to the preceding sentence, such representative or recipient shall be bound by the provisions of the 1997 Plan and the applicable Option Agreement which would have applied to the Optionee.


                FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN


     The 1997 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

NON-QUALIFIED STOCK OPTIONS

     On exercise of a Non-Qualified Stock Option granted under the 1997 Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Option of the shares of Common Stock acquired on exercise over the exercise price. On exercise of an SAR, an Optionee will recognize income in an amount equal to the amount he would have recognized had he instead exercised a Non-Qualified Stock Option in respect of the same number of shares. In either case, the income recognized by the Optionee will be subject to the withholding of Federal income tax. The Optionee's tax basis in shares acquired on exercise of a Non-Qualified Stock Option will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

     If an Optionee pays for shares of Common Stock on exercise of an Option by delivering shares of the Company's Common Stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

     The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

INCENTIVE STOCK OPTIONS

     Pursuant to the Code, an Optionee generally is not subject to tax upon the grant or exercise of an Incentive Stock Option. In addition, if the Optionee holds a share received on exercise of an Incentive Stock Option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be a capital gain or loss. If the Optionee has held that share for more than one year on the date of sale, any capital gain qualifies for a 28 percent maximum marginal Federal income tax rate, and if on that date the Optionee has held that share for more than 18 months, any gain qualifies for a 20 percent maximum marginal Federal income tax rate.

     If, however, an Optionee disposes of a share acquired on exercise of an Incentive Stock Option before the end of the Required Holding Period (a "Disqualifying Disposition"), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the Incentive Stock Option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income the Optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be capital gain. The maximum marginal Federal income tax rate will be 39.6 percent, 28 percent or 20 percent, depending on whether the holding period of the Option for the share on the date of sale is, respectively, one year or less, more than one year but not more than 18 months or more than 18 months.

     An Optionee who exercises an Incentive Stock Option by delivering shares of Common Stock acquired previously pursuant to the exercise of an Incentive Stock Option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an Incentive Stock Option (that is, exercising an Incentive Stock Option for one share and using that share, and others so acquired, to exercise successive Incentive Stock Options) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an Incentive Stock Option exceeds the exercise price of that Option generally will be an item of adjustment included in the Optionee's alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an Incentive Stock Option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

     The Company is not allowed an income tax deduction with respect to the grant or exercise of an Incentive Stock Option or the disposition of a share acquired on exercise of an Incentive Stock Option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 1997 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN.

                                    GENERAL

     The Company and the Board of Directors do not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred only by the granting of such proxies.

     The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Shares held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies.

     Copies of the Company's 1997 Annual Report and Quarterly Report on Form 10-Q for the quarter ended February 28, 1998 accompany this Proxy. The Annual Report includes the Company's Form 10-K, as amended, except for exhibits, for the fiscal year ended August 31, 1997, as filed with the Securities and Exchange Commission. Upon request, the Company will provide copies of the exhibits to its Form 10-K, as amended, at a cost of fifty cents per page of each exhibit. All requests should be directed to Mego Mortgage Corporation, 1000 Parkwood Circle, Suite 500, Atlanta, Georgia 30339, ATTN: Robert Bellacosa, Secretary.

     The firm of Deloitte & Touche LLP, independent public accountants, serves as the Company's independent public accountants. One or more of the representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

                             SHAREHOLDER PROPOSALS


     Shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its executive offices by January 27, 1999, or within a reasonable time before the announced date of the Company's 1999 Annual Meeting of Stockholders, for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


                                          By Order of the Board of Directors,

                                          JEFFREY S. MOORE
                                          President and Chief Executive Officer


May 27, 1998

                                                                      APPENDIX A

                                   ARTICLE IV

     The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is FOUR HUNDRED FIVE MILLION (405,000,000), consisting of (i) FOUR HUNDRED MILLION (400,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.01 per share (the Preferred Stock").

     The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

A. PROVISIONS RELATING TO THE PREFERRED STOCK.

     1. Except as set forth in subsection D of this Article IV, the Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

     2. Except as set forth in subsection D of this Article IV, authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock and, with respect to each class or series of the Preferred Stock, to fix and state by resolution or resolutions from time to time adopted providing for the issuance thereof the following:

          a. whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

          b. the number of shares to constitute the class or series and the designations thereof;

          c. the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

          d. whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

          e. whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          f. the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

          g. the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

          h. whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

          i. such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

     The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the

Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

B. PROVISIONS RELATING TO THE COMMON STOCK.

     1. Except as otherwise required by law or as may be provided by resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as herein above provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

     2. Subject to the rights of the holders of the Preferred Stock (if any), the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     3. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid-in-full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

C. GENERAL PROVISIONS.

     1. Except as may be provided by resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock as hereinabove provided, cumulative voting by any stockholder is hereby expressly denied.

     2. No stockholder of the Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.

D. PROHIBITIONS AGAINST FUTURE ISSUANCES AND INVESTMENTS.

     Notwithstanding any other provision of this Certificate of Incorporation, during the period (the "Eighty Percent Period") that and so long as Mego Financial Corp., a New York corporation and presently the sole stockholder of the Corporation, holds shares having at least 80% of the total combined voting power of all classes of stock entitled to vote for directors of the Corporation and constituting at least 80% of the total number of shares of each other class of stock of the Corporation, all as defined in Section 368(c) of the Code (all such stock in the aggregate constituting "Eighty Percent Control" and Mego Financial Corp. being hereinafter referred to as the "Eighty Percent Holder"), and although a vote of stockholders is not and shall not be required under applicable law or this Certificate of Incorporation for the issuance of shares of capital stock or equity securities or any debt or other instrument that is convertible or exchangeable into stock or any other equity security of the Corporation or any subsidiary, including options or any other rights to purchase capital stock, pursuant to any employee benefit plan or stock option plan (collectively, "Plan") or otherwise, that are authorized under this Certificate of Incorporation, but unissued, or, to acquire an ownership interest in certain assets, the advance written approval of the Eighty Percent Holder shall be required (unless waived in writing by the Eighty Percent Holder) prior to:

          (i) the Corporation taking any action, including without limitation, the issuance of any capital stock or other equity security or any debt or other instrument that is convertible or exchangeable into stock or any other equity security of the Corporation, including options, warrants or any other rights to purchase capital stock, pursuant to any Plan or otherwise, that would reduce the percentage of ownership of the Eighty Percent Holder in the capital stock of the Corporation so that the Eighty Percent Holder thereafter would not own stock constituting Eighty Percent Control (treating options, warrants or any other rights to purchase capital stock as exercised immediately upon issuance for purposes of making this determination) or that otherwise would reduce (or, with the taking of any action contemplated by the instrument in question, could reduce) the Eighty Percent Holder's ownership of Corporation stock below "control" of the Corporation within the meaning of Section 368(c) of the Code;

          (ii) the Corporation acquiring or taking any action to cause any subsidiary to acquire any direct or indirect ownership interest in any asset that does not constitute part of an active trade or business within the meaning of Section 355(b) of the Code, provided, however, that the Corporation or any subsidiary may acquire any asset that is similar in nature to the assets it holds on October 28, 1996, so long as that acquisition would not cause the Corporation or any subsidiary not to be engaged in an active trade or business within the meaning of Section 355(b) of the Code; or

          (iii) the Corporation taking any action to cause the issuance of any capital stock or equity security, any debt or other instrument that is convertible or exchangeable into stock or any other equity security by or of any subsidiary or any right to purchase the same in the Corporation or any subsidiary, and the Corporation shall not take any such action above without the prior written approval of the Eighty Percent Holder.


     Any attempt to take any such actions without the prior written approval of the Eighty Percent Holder during the Eighty Percent Period shall be null and void and any purported issuance of any capital stock or equity security or any convertible or exchangeable debt or other instrument or any right to purchase the same in the Corporation or any subsidiary or any acquisition in violation of this provision shall not terminate the Eighty Percent Period.

                                                                      Appendix A


                           MEGO MORTGAGE CORPORATION

                                  COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    PROXY -- ANNUAL MEETING OF STOCKHOLDERS


                                  JUNE 8, 1998



   The undersigned, a holder of Common Stock of Mego Mortgage Corporation, a Delaware corporation (the "Company"), does hereby appoint Jerome J. Cohen, Robert Nederlander and Jeffrey S. Moore and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders of the Company to be held at the Company's headquarters on Monday, June 8, 1998, at 10:00 A.M., and at any adjournment(s), or postponement(s) thereof.


   The undersigned hereby instructs said proxies or their substitutes:

1. ELECTION OF DIRECTORS:      [ ] VOTE FOR ALL NOMINEES LISTED BELOW
                                (except as indicated to the contrary below)

   Jerome J. Cohen, Jeffrey S. Moore, Robert Nederlander, Herbert B. Hirsch, Don A.
    Mayerson and Spencer I. Browne.
    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEE(S), WRITE THE(IR)
    NAME(S) IN THE SPACE PROVIDED BELOW:
    --------------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS:      [ ] WITHHOLD AUTHORITY
                                to vote for all nominees listed below.
   Jerome J. Cohen, Jeffrey S. Moore, Robert Nederlander, Herbert B. Hirsch, Don A.
    Mayerson and Spencer I. Browne.
    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEE(S), WRITE THE(IR)
    NAME(S) IN THE SPACE PROVIDED BELOW:
    --------------------------------------------------------------------------------------


2. Proposal to approve a transaction or series of transactions to sell a number of shares of Common Stock below the greater of book or market value and a number of shares of Preferred Stock convertible into Common Stock at a conversion price below the greater of book or market value which will likely result in the issuance of shares of Common Stock and Preferred Stock convertible into shares of Common Stock constituting more than 20% of the Company's outstanding Common Stock and will likely result in a change of control of the Company.


             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

3. Proposal to approve the increase in the number of authorized shares of Common Stock from 50,000,000 to 400,000,000 shares.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

4. Proposal to approve the 1997 Stock Option and Stock Appreciation Rights Plan.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

5. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

                  (Continued and to be signed on reverse side)


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO (I) ELECT THE NOMINEES FOR DIRECTORS; (II) APPROVE A TRANSACTION OR SERIES OF TRANSACTIONS TO SELL A NUMBER OF SHARES OF COMMON STOCK BELOW THE GREATER OF BOOK OR MARKET VALUE AND A NUMBER OF SHARES OF PREFERRED STOCK CONVERTIBLE INTO COMMON STOCK AT A CONVERSION PRICE BELOW THE GREATER OF BOOK OR MARKET VALUE CONSTITUTING MORE THAN 20% OF THE OUTSTANDING COMMON STOCK AND LIKELY RESULTING IN A CHANGE OF CONTROL; (III) APPROVE THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 400,000,000 SHARES; AND (IV) APPROVE THE COMPANY'S 1997 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN.



The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated May 27, 1998, and the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 and Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended February 28, 1998.


                                                DATED:

                                               --------------------------------,
                                                1998

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                           Signature

                                                NOTE: Your signature should
                                                appear exactly the same as your
                                                name appears hereon. If signing
                                                as partner, attorney, executor,
                                                administrator, trustee or
                                                guardian, please indicate the
                                                capacity in which signing. When
                                                signing as joint tenants, all
                                                parties in the joint tenancy
                                                must sign. When a proxy is given
                                                by a corporation, it should be
                                                signed by an authorized officer
                                                and the corporate seal affixed.
                                                No postage is required if mailed
                                                within the United States.